Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 11, 2021, Ichor Systems, Inc., a Delaware corporation (“Ichor”), Incline Merger Sub, LLC, a Delaware limited liability company (“MergerCo,” and each, a wholly-owned subsidiary of Ichor Holdings, Ltd. (the “Registrant”)), IMG Companies, LLC, a Delaware limited liability company (“IMG”), and the representative of IMG’s equity holders (solely in his capacity as such) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, MergerCo will merge with and into IMG, with IMG as the surviving entity, and as a result, IMG will become a wholly-owned subsidiary of Ichor and the Registrant.

On November 19, 2021, Ichor completed its previously announced acquisition of IMG, pursuant to that certain Merger Agreement, dated November 11, 2021. Upon the closing of the Merger, all issued and outstanding membership interests of IMG were cancelled in exchange for the right to receive aggregate consideration of $270 million in cash, subject to customary closing and post-closing adjustments for net working capital, indebtedness, cash, and transaction expenses. IMG is a Livermore, CA-based precision machining, welding, brazing, and surface treatment business serving the semiconductor, medical, and aerospace/defense industries.

The following unaudited pro forma condensed combined (“pro forma”) balance sheet as of September 24, 2021 gives effect to the acquisition as if it had occurred as of September 24, 2021. The pro forma statements of operations for the nine months ended September 24, 2021 and year ended December 25, 2020 give effect to the acquisition as if it occurred as of the beginning of the earliest period presented, on December 28, 2019.

The acquisition was accounted for as a business combination using the acquisition method of accounting, which established a new basis of accounting for all assets acquired and liabilities assumed at fair value. The pro forma adjustments are based upon currently available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances and are expected to have a continuing effect on consolidated results of operations of the combined company. The final purchase price and the allocation thereof may differ from that reflected in the pro forma condensed combined financial statement after final valuation procedures are performed and estimates are refined.

The pro forma financial information is presented for informational purposes only and does not purport to present what our actual consolidated results of operations would have been had the transaction occurred on the dates indicated, nor are they necessarily indicative of future results of operations. The pro forma financial information should be read in conjunction with:

•	Ichor’s historical unaudited consolidated financial statements and accompanying notes (included in Ichor’s Quarterly Report on Form 10‑Q for the quarter ended September 24, 2021);
•	Ichor’s historical audited consolidated financial statements and accompanying notes (included in Ichor’s Annual Report on Form 10‑K for the year ended December 25, 2020);
•	IMG’s historical audited consolidated financial statements and accompanying notes for the year ended December 31, 2020 (included in Exhibit 99.1 to Ichor’s Form 8‑K/A filed herewith); and
•	IMG’s historical unaudited consolidated financial statements and accompanying notes for the nine months ended September 30, 2021 (included in Exhibit 99.2 to Ichor’s Form 8‑K/A filed herewith).

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial information.

ICHOR HOLDINGS, LTD.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 24, 2021

(in thousands, except share data)

	Historical Ichor	Historical IMG	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$128,038	$982	$(45,680)	(2b)	$83,340
Marketable securities	98,706	—	(98,706)	(2b)	—
Accounts receivable, net	121,680	12,589	—		134,269
Inventories	193,930	8,732	3,933	(2a)	206,595
Prepaid expenses and other current assets	7,161	319	—		7,480
Total current assets	549,515	22,622	(140,453)		431,684
Property and equipment, net	53,087	21,735	7,629	(2a)	82,451
Operating lease right-of-use assets	8,681	—	14,306	(2a)	22,987
Other noncurrent assets	7,350	98	—		7,448
Deferred tax assets, net	5,341	—	—		5,341
Intangible assets, net	29,676	—	63,660	(2a)	93,336
Goodwill	174,887	49,258	108,434	(2a)	332,579
Total assets	$828,537	$93,713	$53,576		$975,826
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$137,970	$1,855	$—		$139,825
Accrued liabilities and other current liabilities	32,451	4,345	—		36,796
Current portion of long-term debt	5,625	3,857	(3,857)	(2a, 2b)	5,625
Current portion of lease liabilities	4,927	—	2,209	(2a)	7,136
Total current liabilities	180,973	10,057	(1,648)		189,382
Long-term debt, less current portion, net	158,810	39,869	90,131	(2a, 2b)	288,810
Lease liabilities, less current portion	3,989	—	12,300	(2a)	16,289
Deferred tax liabilities, net	109	—	—		109
Other non-current liabilities	4,000	1,169	(203)	(2a)	4,966
Total liabilities	347,881	51,095	100,580		499,556
Shareholders’ equity	480,656	42,618	(47,004)	(3e)	476,270
Total liabilities and shareholders’ equity	$828,537	$93,713	$53,576		$975,826

ICHOR HOLDINGS, LTD.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 24, 2021

(in thousands, except share data)

	Historical Ichor	Historical IMG	Pro Forma Adjustments		Pro Forma Combined
Net sales	$809,729	$50,617	$—		$860,346
Cost of sales	679,227	29,073	934	(3a)	709,234
Gross profit	130,502	21,544	(934)		151,112
Operating expenses	65,833	9,444	4,358	(3b)	79,635
Operating income	64,669	12,100	(5,292)		71,478
Interest expense, net	4,997	2,636	367	(3c)	8,000
Other expense (income), net	103	(2,793)	2,458	(3c)	(232)
Income before income taxes	59,569	12,257	(8,117)		63,710
Income tax expense	3,529	—	1,061	(3d)	4,590
Net income	56,040	12,257	(9,178)		59,120
Net income per share:
Basic	$1.99				$2.10
Diluted	$1.93				$2.04
Shares used to compute net income per share:
Basic	28,185,564				28,185,564
Diluted	28,961,308				28,961,308

ICHOR HOLDINGS, LTD.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 25, 2020

(in thousands, except share data)

	Historical Ichor	Historical IMG	Pro Forma Adjustments		Pro Forma Combined
Net sales	$914,236	$48,406			$962,642
Cost of sales	789,344	32,165	3,933	(3a)	825,442
Gross profit	124,892	16,241	(3,933)		137,200
Operating expenses	83,340	9,224	8,370	(3b)	100,934
Operating income	41,552	7,017	(12,303)		36,266
Interest expense, net	8,727	3,003	1,872	(3c)	13,602
Other expense (income), net	534	(942)	—		(408)
Income before income taxes	32,291	4,956	(14,175)		23,072
Income tax expense (benefit)	(988)	—	(1,988)	(3d)	(2,976)
Net income	33,279	4,956	(12,187)		26,048
Net income per share:
Basic	$1.44				$1.12
Diluted	$1.42				$1.11
Shares used to compute net income per share:
Basic	23,172,961				23,172,961
Diluted	23,460,105				23,460,105

ICHOR HOLDINGS, LTD.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(dollar figures in tables in thousands)

Note 1 – Basis of Pro Forma Presentation

The pro forma balance sheet as of September 24, 2021 combines our historical condensed consolidated balance sheet with the historical balance sheet of IMG and has been prepared as if the acquisition occurred on September 24, 2021. The pro forma statements of operations for the nine months ended September 24, 2021 and for the year ended December 25, 2020 combine our historical condensed consolidated statements of operations with the historical statements of operations of IMG and have been prepared as if the acquisition occurred as of the beginning of the earliest period presented, on December 28, 2019. The historical financial information is adjusted in the pro forma financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results.

The pro forma financial statements were prepared in accordance with Article 11 of SEC Regulation S‑X, as amended by the final rule, Release No. 33‑10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33‑10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the acquisition (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

We have accounted for the acquisition using the acquisition method of accounting pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805 – Business Combinations (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed. Goodwill is measured as the excess of purchase price over the fair value of net tangible and identifiable intangible assets acquired.

Historical Ichor

Represents our condensed unaudited consolidated balance sheet as of September 24, 2021, our condensed unaudited consolidated statement of operations for the nine months ended September 24, 2021, and our condensed audited consolidated statement of operations for the year ended December 25, 2020.

Historical IMG

Represents the condensed unaudited consolidated balance sheet of IMG as of September 30, 2021, the condensed unaudited consolidated statement of operations for the nine months ended September 30, 2021, and the condensed audited consolidated statement of operations for the year ended December 31, 2020.

The pro forma financial information is provided for illustrative purposes only, is based on a preliminary purchase price allocation, and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

As a result of the acquisition, the pro forma balance sheet and pro forma statements of operations include the following pro forma adjustments:

•	Changes in assets and liabilities to record the preliminary estimates of fair value of the acquisition;
•

Changes in cost of sales resulting from preliminary estimates of fair value of IMG’s inventories and alignment of accounting policy estimates of IMG and Ichor related to inventory excess and obsolescence and factory burden absorption;

•

Changes in operating expenses due to (1) amortization expense resulting from preliminary estimates of fair value of IMG’s customer relationships and order backlog; (2) management fees paid to certain of IMG’s previous owners that are non-recurring; and (3) acquisition-related costs incurred in connection with our acquisition of IMG;

•	The changes in our debt and related interest expense resulting from financing the acquisition; and
•	The effect of the above adjustments on income tax expense.

Note 2 – Preliminary Purchase Price Allocation and Purchase Price Summary

(a) Preliminary purchase price allocation

The table below represents the estimated preliminary purchase price allocation of net assets acquired based on their preliminary estimated fair values. Such amounts were estimated using the most recent financial statements of IMG as of September 30, 2021. Ichor does not believe the use of IMG's balances as of September 30, 2021, instead of the acquisition date, will result in a materially different allocation. However, certain amounts, such as the balances of cash and cash equivalents, long-term debt, and other working capital accounts, may vary based upon changes in IMG’s balances between September 30, 2021 and the acquisition date, with offsetting changes to goodwill. As the valuations are finalized, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein. Our consolidated financial statements for the year ended December 31, 2021 will include updated amounts reflecting the preliminary estimated fair values as of the acquisition date.

	Historical IMG	Fair Value Adjustments		Preliminary Purchase Price Allocation
Cash and cash equivalents	$982	$—		$982
Accounts receivable, net	12,589	—		12,589
Inventories	8,732	3,933	(1)	12,665
Prepaid expenses and other current assets	319	—		319
Current assets	22,622	3,933		26,555
Property and equipment, net	21,735	7,629	(1)	29,364
Operating lease right-of-use assets	—	14,306	(2)	14,306
Other noncurrent assets	98	—		98
Intangible assets, net	—	63,660	(3)	63,660
Goodwill	49,258	108,434	(4)	157,692
Total assets	93,713	197,962		291,675

Accounts payable	(1,855)	—		(1,855)
Accrued liabilities and other current liabilities	(4,345)	—	(1)	(4,345)
Current portion of long-term debt	(3,857)	3,857	(5)	—
Current portion of lease liabilities	—	(2,209)	(2)	(2,209)
Current liabilities	(10,057)	1,648		(8,409)
Long-term debt, less current portion, net	(39,869)	39,869	(5)	—
Lease liabilities, less current portion	—	(12,300)	(2)	(12,300)
Other noncurrent liabilities	(1,169)	203	(2)	(966)
Total liabilities	(51,095)	29,420		(21,675)
Net assets	$42,618	$227,382		$270,000

(1)	Represents a step‑up in the fair value of IMG’s inventories and property and equipment.
(2)	Represents the related adjustments to recognize IMG’s lease right-of-use assets and lease liabilities associated with IMG’s leased facilities.
(3)	Represents IMG’s customer relationships and order backlog intangible assets at their estimated fair values.
(4)	Represents the excess of purchase price over net identifiable assets acquired, net of eliminating IMG’s historical goodwill.
(5)	Eliminates IMG’s indebtedness that was paid off with at the time of acquisition.

(b) Purchase price summary

The table below represents the sources and uses of purchase price and estimated transaction costs:

Sources of funds:
Long-term debt	$130,000
Marketable securities	98,706
Cash and cash equivalents	45,680
Total sources	$274,386
Uses of funds:
Preliminary purchase price	$270,000
Estimated acquisition costs	4,386
Total uses	$274,386

Note 3 – Pro Forma Adjustments

(a) Cost of sales

We recognized a $3.9 million step-up in the fair value of IMG’s inventories. This amount was subsequently released to cost of sales as acquired-inventories were sold. Accordingly, the impact to cost of sales is reflected during the year ended December 25, 2020, as substantially all acquired-inventories would have been sold within one year. The nine months ended September 24, 2021 includes certain charges related to aligning IMG’s accounting policy estimates related to recording inventory excess and obsolescence reserves and absorption of factory burden with ours. There was no adjustment for the year ended December 25, 2020 as the amount was not significant to the pro forma statement of operation for the period then ended.

(b) Operating expenses

Based on preliminary fair value estimates of IMG’s intangible assets, we allocated $61.1 million and $2.6 million, to IMG’s customer relationships and order backlog assets, respectively, which have estimated useful lives of 10 years and 3 months, respectively.

Included in IMG’s historical statements of operations were management fees paid to certain of IMG’s previous owners. These amounts have been eliminated, as they are no longer payable under IMG’s ownership by Ichor.

The following table summarizes pro forma adjustments to operating expenses:

	Nine Months Ended September 24, 2021	Year Ended December 25, 2020
Amortization expense	$4,583	$8,670
Management fees	(225)	(300)
Operating expenses	$4,358	$8,370

(c) Non-operating expenses

In connection with the acquisition, we financed a portion of the purchase price with a $130.0 million draw on our revolving credit facility. All outstanding indebtedness of IMG was paid-off at acquisition close. The associated adjustments to the pro forma statements of operations reflect the incremental interest expense associated with our $130.0 million in incremental debt, calculated using our weighted average interest rate in effect during each period, offset by the elimination of IMG’s historical interest expense.

During IMG’s nine months ended September 30, 2021, they received forgiveness of a Paycheck Protection Program (“PPP”) loan of approximately $2.5 million. This gain, which is reflected in other expense (income), net has been eliminated in the pro form statement of operations for the nine months ended September 24, 2021.

The following table summarizes pro forma adjustment to non-operating expenses:

	Nine Months Ended September 24, 2021	Year Ended December 25, 2020
Interest expense, net	$367	$1,872
Other expense (income), net	$2,458	$—

(d) Income tax expense (benefit)

Prior to being acquired by Ichor, IMG elected to be taxed as a partnership. As such, there was no provision for income taxes in IMG’s historical statements of operations. Accordingly, this pro forma adjustment reflects a provision for income tax expense (benefit) based on our statutory tax rate of 24.6% and 21.6% for the nine months ended September 24, 2021 and year ended December 25, 2020, respectively.

(e) Shareholders’ equity

The adjustment to shareholders’ equity reflects the elimination of IMG’s members’ capital accounts and give effect to the $4.4 million in acquisition-related costs incurred by Ichor in connection with the acquisition, as summarized in Note 2(b) – Purchase price summary.